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                                                                    EXHIBIT 23.3


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Amedisys, Inc.:


         We consent to the use of our report dated August 4, 2003, with respect to the combined balance sheets of Standard Home Health Care, Inc. and Cypress Health Services, LLC, collectively, Metro Preferred Home Care as of December 31, 2002 and 2001 and the related combined statements of operations, shareholders' and members' equity and cash flows for the years then ended, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.


Baton Rouge, Louisiana                           /s/   KPMG LLP
February 23, 2004                                ----------------------------
                                                 KPMG LLP